EXHIBIT 99.1
News Release Contacts:
Media: Greg Gable Charles Schwab Phone: 415-667-0473	Investors/Analysts: Rich Fowler Charles Schwab Phone: 415-667-1841

SCHWAB REPORTS SECOND QUARTER RESULTS

Asset Management and Administration Fees and Net Interest Revenue Set Quarterly Records

$37.0 Billion Core Net New Assets Set a Second Quarter Record

SAN FRANCISCO, July 16, 2015 – The Charles Schwab Corporation announced today that its net income for the second quarter of 2015 was $353 million, up 17% from $302 million for the first quarter of 2015, and up 9% from $324 million for the second quarter of 2014.  Net income for the six months ended June 30, 2015 was $655 million, up 1% from the year-earlier period.  The company’s financial results for the second quarter and first six months of 2015 include litigation proceeds of approximately $17 million (included in Other revenue) relating to the company’s non-agency residential mortgage-backed securities portfolio; this increased earnings per share by $0.01.

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
Financial Highlights	2015	2014	Change	2015	2014	Change

Net revenues (in millions)	$1,566	$1,478	6%	$3,092	$2,956	5%
Net income (in millions)	$353	$324	9%	$655	$650	1%
Diluted earnings per common share	$.25	$.23	9%	$.47	$.47	-
Pre-tax profit margin	36.2%	35.3%		34.0%	35.3%
Return on average common
stockholders’ equity (annualized)	12%	12%		11%	13%

CEO Walt Bettinger said, “Our contemporary full-service investing model continues to appeal to clients and prospects, and helped us achieve strong quarterly operating results in the face of sideways equity markets and continuing low interest rates.  We gathered $37.0 billion of core net new assets, the highest second quarter in our history, and maintained a 6% annualized organic growth rate despite seasonal tax outflows in April.  Clients opened 280,000 new brokerage accounts, up 16% year-over-year and another second quarter record.  Total client assets were $2.54 trillion at quarter-end, up 6% from a year ago.  Client assets under the guidance of a registered independent advisor or enrolled in one of our retail or other advisory solutions also rose 6% year-over-year, to $1.26 trillion.  At month-end June, we were serving 9.6 million brokerage accounts, 1.0 million banking accounts, and 1.5 million retirement plan participants, up 4%, 6% and 10%, respectively, from the second quarter of 2014.”

“We continue to drive growth by leveraging our ‘through clients’ eyes’ strategy and our scale to build products and services aimed at making life better for investors,” Mr. Bettinger continued. “That scale is evident across our unique in-house combination of brokerage, asset management, and banking capabilities.  Institutional Intelligent Portfolios™ is the latest example of an offering that draws from all these capabilities to create better solutions for our clients.  In this case, independent advisors now have access to an automated investment management platform that enables them to

-  1  -

reach new clients, scale their businesses, and complement the wealth management services and client experience that they already provide.  Institutional Intelligent Portfolios launched on June 23rd; advisors are currently enrolling and customizing their programs.  Schwab Intelligent Portfolios™, our related automated investment service for retail clients, got off to a strong start after its release in the first quarter, and reached $3.0 billion in assets and over 39,000 accounts as of June 30th.  In addition to launching these new offerings, we remain committed to expanding existing platforms in areas of strong client demand.  We have broadened Schwab ETF OneSource™ to include over 200 commission-free ETFs as of month-end June.  Investors can access a wide range of funds from 13 providers and 66 Morningstar categories with zero online commissions.”

CFO Joe Martinetto commented, “We delivered solid financial performance in the second quarter, as our diversified revenue streams helped us work through a mixed bag of environmental drivers and we stayed the course on our planned spending.  Interest rates picked up at least slightly across the yield curve during the quarter, which helped limit pressure on our net interest margin.  In addition, our strong asset gathering fueled sustained growth in interest-earning assets.  As a result, net interest revenue grew by 9% year-over-year and set a new quarterly record.  Equity market returns were in positive territory for much of the second quarter but retreated as June came to a close.  Even with limited help from market valuations, asset management and administration fees grew 6% and set another quarterly record due to the overall effectiveness of our asset gathering, a bit of rate-related help on net money market fund revenues, and ongoing client demand for our advisory solutions.  While client trading activity remained muted for much of the quarter, which resulted in a 4% decline in trading revenue, the strength of our non-trading revenues yielded 6% overall revenue growth from a year ago.  Our 4% increase in total expenses was right in line with our expectations and helped us deliver a 9% increase in earnings and a pre-tax profit margin of 36.2%.  We are managing the levers under our control to ensure flexibility across a range of environmental conditions and protect our ability to drive profitable growth.”

Mr. Martinetto concluded, “We continue to maintain a healthy balance sheet while taking advantage of our growing capital base to more effectively monetize client cash balances.  This quarter we completed a bulk transfer of sweep balances from money market funds to Schwab Bank totaling approximately $650 million.  As we closed out the first half of 2015, our preliminary consolidated Tier 1 Leverage ratio was 6.9%.”

Business highlights for the second quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	New retail brokerage accounts for the quarter totaled approximately 176,000, up 19% year-over-year; total accounts were 6.7 million as of June 30, 2015, up 2% year-over-year.
•	Held financial planning conversations with approximately 29,000 clients. Approximately 54,000 planning conversations have been held year-to-date.
•

Launched Schwab’s Apple Watch™ app, giving clients at-a-glance views of market headlines and personal watchlists, access to stock quotes, and the ability to initiate equity or options trades for quick completion on their iPhone.

•	Launched Apple® Touch ID™ capability for the Schwab mobile app, allowing clients to log in to their accounts quickly and securely using their fingerprint on any Apple Touch ID-enabled device.

Advisor Services

•

Launched Institutional Intelligent Portfolios, an automated investment management platform for RIAs; firms can create their own set of portfolios choosing from over 450 ETFs across 28 asset classes and all major fund families.

•

Held the annual EXPLORE® conference for the company’s top independent advisor clients. Schwab leadership discussed Institutional Intelligent Portfolios, RIA industry advocacy, and the Schwab Executive Leadership Program for developing next-generation RIA firm management.

Products and Infrastructure

•	For Charles Schwab Bank:
o	Balance sheet assets = $122.4 billion, up 18% year-over-year.
o	Outstanding mortgage and home equity loans = $11.1 billion, comparable to a year ago.

-  2  -

o	First mortgage originations through its loan program during the quarter = $1.1 billion.
o	Pledged Asset Line® balances = $2.9 billion, up 61% year-over-year.
o	Delinquency, nonaccrual, and loss reserve ratios for Schwab Bank’s loan portfolio = 0.19%, 0.22% and 0.26%, respectively, at month-end June.
o	Schwab Bank High Yield Investor Checking® accounts = 814,000, with $12.2 billion in balances.
•	Client assets managed by Windhaven® totaled $14.9 billion, down 22% from the second quarter of 2014.
•	Client assets managed by ThomasPartners® totaled $7.1 billion, up 25% from the second quarter of 2014.
•

Client assets managed by Intelligent Portfolios (Schwab Intelligent Portfolios, launched in March 2015, and Institutional Intelligent Portfolios, launched in June 2015) totaled $3.0 billion, up $2.2 billion from the first quarter of 2015.

•	Expanded Schwab ETF OneSource to offer four more ETFs; investors can now trade 202 ETFs from 13 providers covering 66 Morningstar Categories, including multi-currency, for $0 online trade commissions.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/investor-relations/financial-reports.

Commentary from the CFO

Joe Martinetto, Executive Vice President and Chief Financial Officer, provides insight and commentary regarding Schwab’s financial picture at: http://www.aboutschwab.com/investor-relations/cfo-commentary. The most recent commentary was posted on January 16, 2015.

Forward-Looking Statements

This press release contains forward-looking statements relating to business growth; profitable growth; maintaining a healthy balance sheet; growth in the capital base; and monetization of client cash balances.  Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, the company’s ability to develop and launch new products, services and capabilities in a timely and successful manner, including Intelligent Portfolios; client use of the company’s investment advisory services and other products and services; the company’s ability to manage expenses; general market conditions, including the level of interest rates, equity valuations and trading activity; the company’s ability to attract and retain clients and grow client assets/relationships; competitive pressures on rates and fees; the level of client assets, including cash balances; the company’s ability to monetize client assets; capital needs and management; the impact of changes in market conditions on money fund fee waivers, revenues, expenses and pre-tax margin; the timing and amount of severance and other costs related to reducing the company’s San Francisco footprint; regulatory guidance; the level of field sales activity and related incentive compensation; net interest margin; client trading activity; the effect of adverse developments in litigation or regulatory matters and the extent of any charges associated with legal matters; any adverse impact of financial reform legislation and related regulations; and other factors set forth in the company’s most recent reports on Form 10-K and Form 10-Q.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 325 offices and 9.6 million active brokerage accounts, 1.5 million corporate retirement plan participants, 1.0 million banking accounts, and $2.54 trillion in client assets as of June 30, 2015.  Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors.  Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services.  Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products.  More information is available at www.schwab.com and www.aboutschwab.com.

###

-  3  -

THE  CHARLES  SCHWAB  CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net Revenues
Asset management and administration fees	$670	$632	$1,314	$1,243
Interest revenue	645	588	1,262	1,167
Interest expense	(33)	(26)	(62)	(52)
Net interest revenue	612	562	1,200	1,115
Trading revenue	203	212	430	459
Other	79	65	142	133
Provision for loan losses	2	7	6	6
Total net revenues	1,566	1,478	3,092	2,956
Expenses Excluding Interest
Compensation and benefits	540	520	1,121	1,048
Professional services	112	112	226	218
Occupancy and equipment	85	80	168	160
Advertising and market development	62	65	131	128
Communications	59	57	117	113
Depreciation and amortization	55	48	109	96
Other	86	75	169	150
Total expenses excluding interest	999	957	2,041	1,913
Income before taxes on income	567	521	1,051	1,043
Taxes on income	214	197	396	393
Net Income	353	324	655	650
Preferred stock dividends and other	23	22	34	30
Net Income Available to Common Stockholders	$330	$302	$621	$620
Weighted-Average Common Shares Outstanding — Diluted	1,326	1,313	1,325	1,312
Earnings Per Common Share — Basic	$.25	$.23	$.47	$.47
Earnings Per Common Share — Diluted	$.25	$.23	$.47	$.47

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

-  4  -

THE  CHARLES  SCHWAB  CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q2-15 % change		2015		2014
	vs.	vs.	Second	First	Fourth	Third	Second
(In millions, except per share amounts and as noted)	Q2-14	Q1-15	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Asset management and administration fees	6%	4%	$670	$644	$641	$649	$632
Net interest revenue	9%	4%	612	588	584	573	562
Trading revenue	(4%)	(11%)	203	227	239	209	212
Other (1)	22%	25%	79	63	90	119	65
Provision for loan losses	(71%)	(50%)	2	4	(3)	1	7
Total net revenues	6%	3%	1,566	1,526	1,551	1,551	1,478
Expenses Excluding Interest
Compensation and benefits	4%	(7%)	540	581	543	593	520
Professional services	-	(2%)	112	114	122	117	112
Occupancy and equipment	6%	2%	85	83	82	82	80
Advertising and market development	(5%)	(10%)	62	69	58	59	65
Communications	4%	2%	59	58	55	55	57
Depreciation and amortization	15%	2%	55	54	54	49	48
Other	15%	4%	86	83	83	78	75
Total expenses excluding interest	4%	(4%)	999	1,042	997	1,033	957
Income before taxes on income	9%	17%	567	484	554	518	521
Taxes on income	9%	18%	214	182	204	197	197
Net Income	9%	17%	$353	$302	$350	$321	$324
Preferred stock dividends and other	5%	109%	23	11	21	9	22
Net Income Available to Common Stockholders	9%	13%	$330	$291	$329	$312	$302
Basic earnings per common share	9%	14%	$.25	$.22	$.25	$.24	$.23
Diluted earnings per common share	9%	14%	$.25	$.22	$.25	$.24	$.23
Dividends declared per common share	-	-	$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding - diluted	1%	-	1,326	1,323	1,320	1,316	1,313
Performance Measures
Pre-tax profit margin			36.2%	31.7%	35.7%	33.4%	35.3%
Return on average common stockholders’ equity (annualized) (2)			12%	10%	12%	12%	12%
Financial Condition (at quarter end, in billions)
Cash and investments segregated	(6%)	(8%)	$17.9	$19.4	$20.8	$19.9	$19.1
Receivables from brokerage clients	13%	4%	$16.6	$16.0	$15.7	$15.4	$14.7
Bank loans	9%	3%	$14.0	$13.6	$13.4	$13.1	$12.9
Total assets	14%	2%	$163.6	$160.2	$154.6	$147.4	$143.4
Bank deposits	18%	3%	$112.9	$109.5	$102.8	$97.3	$95.7
Payables to brokerage clients	-	-	$31.5	$31.6	$34.3	$33.1	$31.5
Long-term debt	53%	-	$2.9	$2.9	$1.9	$1.9	$1.9
Stockholders’ equity	11%	2%	$12.4	$12.2	$11.8	$11.5	$11.2
Other
Full-time equivalent employees (at quarter end, in thousands)	6%	-	14.9	14.9	14.6	14.3	14.1
Capital expenditures - purchases of equipment, office
facilities, and property, net (in millions)	(24%)	26%	$77	$61	$90	$146	$101
Expenses excluding interest as a percentage of average client assets
(annualized)			0.16%	0.17%	0.17%	0.18%	0.16%
Clients’ Daily Average Trades (in thousands)
Revenue trades (3)	(3%)	(15%)	267	313	315	269	274
Asset-based trades (4)	4%	(11%)	78	88	80	64	75
Other trades (5)	11%	(18%)	149	181	169	136	134
Total	2%	(15%)	494	582	564	469	483
Average Revenue Per Revenue Trade (3)	(2%)	-	$11.97	$11.98	$12.04	$12.24	$12.26

Note: Certain prior-period amounts have been reclassified to conform to the 2015 presentation.
(1)	Includes net impairment losses on securities of $(1) million in the third quarter of 2014.
(2)	Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(3)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.
(4)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.
(5)	Includes all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

-  5  -

THE  CHARLES  SCHWAB  CORPORATION

Net Interest Revenue Information

(In millions)

(Unaudited)

	Three Months Ended						Six Months Ended
	June 30,						June 30,
	2015			2014			2015			2014
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$8,540	$6	0.28%	$6,001	$3	0.20%	$8,959	$11	0.25%	$6,349	$7	0.22%
Cash and investments segregated	18,265	7	0.15%	19,614	6	0.12%	18,884	13	0.14%	20,611	12	0.12%
Broker-related receivables (1)	261	-	0.02%	312	-	-	271	-	0.06%	303	-	0.15%
Receivables from brokerage clients	15,105	125	3.32%	13,634	120	3.53%	14,763	244	3.33%	13,397	236	3.55%
Securities available for sale (2)	61,194	153	1.00%	52,564	138	1.05%	59,315	295	1.00%	52,269	278	1.07%
Securities held to maturity	36,458	227	2.50%	32,043	206	2.58%	35,673	445	2.52%	31,448	405	2.60%
Bank loans	13,866	91	2.63%	12,775	88	2.76%	13,701	181	2.66%	12,661	175	2.79%
Total interest-earning assets	153,689	609	1.59%	136,943	561	1.64%	151,566	1,189	1.58%	137,038	1,113	1.64%
Other interest revenue		36			27			73			54
Total interest-earning assets	$153,689	$645	1.68%	$136,943	$588	1.72%	$151,566	$1,262	1.68%	$137,038	$1,167	1.72%
Funding sources:
Bank deposits	$110,159	$6	0.02%	$94,938	$8	0.03%	$108,008	$14	0.03%	$94,360	$15	0.03%
Payables to brokerage clients (1)	25,138	-	0.01%	26,352	-	0.01%	25,602	1	0.01%	26,779	1	0.01%
Long-term debt	2,901	24	3.32%	1,901	18	3.80%	2,527	43	3.43%	1,902	36	3.82%
Total interest-bearing liabilities	138,198	30	0.09%	123,191	26	0.08%	136,137	58	0.09%	123,041	52	0.09%
Non-interest-bearing funding sources	15,491			13,752			15,429			13,997
Other interest expense (1,3)		3			-			4			-
Total funding sources	$153,689	$33	0.08%	$136,943	$26	0.07%	$151,566	$62	0.08%	$137,038	$52	0.08%
Net interest revenue		$612	1.60%		$562	1.65%		$1,200	1.60%		$1,115	1.64%

(1)	Interest revenue or expense was less than $500,000 in the period or periods presented.
(2)	Amounts have been calculated based on amortized cost.
(3)	Includes the impact of capitalizing interest on building construction and software development.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

Note to Consolidated Statements of Income, Financial and Operating Highlights,

and Net Interest Revenue Information

(Unaudited)

The Company

The consolidated statements of income, financial and operating highlights, and net interest revenue information include The Charles Schwab Corporation (CSC) and its majority-owned subsidiaries (collectively referred to as the Company), including Charles Schwab & Co., Inc. and Charles Schwab Bank. The consolidated statements of income, financial and operating highlights, and net interest revenue information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

**********

-  6  -

THE  CHARLES  SCHWAB  CORPORATION

Asset Management and Administration Fees Information

(In millions)

(Unaudited)

	Three Months Ended						Six Months Ended
	June 30,						June 30,
	2015			2014			2015			2014
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds
before fee waivers	$157,418	$230	0.59%	$162,683	$235	0.58%	$161,411	$469	0.59%	$164,868	$474	0.58%
Fee waivers		(168)			(183)			(353)			(368)
Schwab money market funds	157,418	62	0.16%	162,683	52	0.13%	161,411	116	0.14%	164,868	106	0.13%
Schwab equity and bond funds (1)	103,986	56	0.22%	80,527	47	0.23%	100,556	108	0.22%	78,058	92	0.24%
Mutual Fund OneSource ® (2)	245,694	200	0.33%	247,107	204	0.33%	244,333	397	0.33%	244,601	401	0.33%
Total mutual funds (3)	$507,098	318	0.25%	$490,317	303	0.25%	$506,300	621	0.25%	$487,527	599	0.25%
Advice solutions (3) :
Fee-based	$174,657	228	0.52%	$156,197	209	0.54%	$172,405	448	0.52%	$153,065	408	0.54%
Intelligent Portfolios	2,159	-	-	N/A	N/A	N/A	1,725	-	-	N/A	N/A	N/A
Legacy Non-Fee	16,783	N/A	N/A	15,595	N/A	N/A	16,815	N/A	N/A	15,564	N/A	N/A
Total advice solutions	$193,599	228	0.47%	$171,792	209	0.49%	$190,945	448	0.47%	$168,629	408	0.49%
Other (2,4)		124			120			245			236
Total asset management
and administration fees		$670			$632			$1,314			$1,243

(1)	Includes Schwab Exchange-traded Funds.
(2)

Beginning in the second quarter of 2015, certain Mutual Fund OneSource balances were reclassified to Other third-party mutual funds. Related revenues have been reclassified to Other asset management and administration fees. Prior period information has been recast to reflect this change.

(3)

Beginning in the second quarter of 2015, Fee-based, Intelligent Portfolios and Legacy Non-Fee advice solutions are presented separately. Prior period information has been recast to reflect this change. Advice solutions include managed portfolios, specialized strategies and customized investment advice. Fee-based advice solutions include Schwab Private Client, Schwab Managed Portfolios, Managed Account Select, Schwab Advisor Network, Windhaven Strategies, Thomas Partners Dividend Growth Strategy, and Schwab Index Advantage advised retirement plan balances. Intelligent Portfolios include Schwab Intelligent Portfolios, launched in March 2015, and Institutional Intelligent Portfolios, launched in June 2015. Legacy Non-Fee advice solutions include superseded programs such as, Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the three categories of mutual funds listed above.

(4)	Includes various asset-based fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.

N/A Not applicable.

-  7  -

THE  CHARLES  SCHWAB  CORPORATION

Growth in Client Assets and Accounts

(Unaudited)

	Q2-15 % Change		2015		2014
	vs.	vs.	Second	First	Fourth	Third	Second
(In billions, at quarter end, except as noted)	Q2-14	Q1-15	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	13%	2%	$143.0	$140.0	$136.0	$129.7	$126.5
Proprietary mutual funds (Schwab Funds® and Laudus Funds®):
Money market funds	(3%)	(4%)	155.6	162.5	167.9	164.7	160.0
Equity and bond funds	8%	-	64.1	64.1	61.5	59.1	59.1
Total proprietary mutual funds	-	(3%)	219.7	226.6	229.4	223.8	219.1
Mutual Fund Marketplace® (1)
Mutual Fund OneSource® (2)	(6%)	(2%)	233.2	239.1	236.2	238.8	247.5
Mutual fund clearing services	17%	11%	188.9	170.6	164.7	166.3	161.1
Other third-party mutual funds (2)	7%	2%	519.4	508.3	486.2	479.4	487.6
Total Mutual Fund Marketplace	5%	3%	941.5	918.0	887.1	884.5	896.2
Total mutual fund assets	4%	1%	1,161.2	1,144.6	1,116.5	1,108.3	1,115.3
Exchange-traded funds (ETFs)
Proprietary ETFs	60%	11%	34.3	31.0	26.9	22.9	21.5
ETF OneSource™ (1)	56%	2%	16.5	16.1	14.7	14.1	10.6
Other third-party ETFs	9%	1%	207.4	205.3	194.7	184.2	190.1
Total ETF assets	16%	2%	258.2	252.4	236.3	221.2	222.2
Equity and other securities	6%	(1%)	815.1	820.9	800.4	771.6	766.5
Fixed income securities	(2%)	-	181.1	181.2	188.7	187.3	185.2
Margin loans outstanding	11%	4%	(15.3)	(14.7)	(14.3)	(14.4)	(13.8)
Total client assets	6%	1%	$2,543.3	$2,524.4	$2,463.6	$2,403.7	$2,401.9
Client assets by business
Investor Services	6%	1%	$1,406.8	$1,391.2	$1,351.5	$1,323.3	$1,321.0
Advisor Services	5%	-	1,136.5	1,133.2	1,112.1	1,080.4	1,080.9
Total client assets	6%	1%	$2,543.3	$2,524.4	$2,463.6	$2,403.7	$2,401.9
Net growth in assets in client accounts (for the quarter ended)
Net new assets
Investor Services (3, 4)	176%	16%	$26.8	$23.2	$13.8	$18.7	$9.7
Advisor Services (5)	(22%)	85%	10.2	5.5	19.4	16.0	13.0
Total net new assets	63%	29%	37.0	28.7	33.2	34.7	22.7
Net market (losses) gains	(125%)	(156%)	(18.1)	32.1	26.7	(32.9)	71.2
Net growth	(80%)	(69%)	$18.9	$60.8	$59.9	$1.8	$93.9
New brokerage accounts (in thousands, for the quarter ended)	16%	2%	280	274	243	229	242
Clients (in thousands)
Active Brokerage Accounts	4%	1%	9,605	9,493	9,386	9,309	9,252
Banking Accounts	6%	2%	1,004	986	985	970	950
Corporate Retirement Plan Participants (3)	10%	-	1,474	1,474	1,428	1,405	1,344

(1)	Excludes all proprietary mutual funds and ETFs.
(2)	Beginning in the second quarter of 2015, certain Mutual Fund OneSource balances were reclassified to Other third-party mutual funds. Prior period information has been recast to reflect this change.
(3)

In the first quarter of 2015, the Company increased its reported totals for overall client assets and retirement plan participants by $6.1 billion and 35,000, respectively, to reflect the final impact of the consolidation of its retirement plan recordkeeping platforms as previously announced in September 2013.

(4)

Second quarter of 2015 includes inflows of $17.4 billion from certain mutual fund clearing service clients. Third quarter of 2014 includes inflows of $10.2 billion and an outflow of $3.4 billion from certain mutual fund clearing service clients.

(5)	First quarter of 2015 includes an outflow of $11.6 billion relating to the Company’s planned resignation from an Advisor Services cash management relationship.

-  8  -

	The Charles Schwab Corporation Monthly Activity Report For June 2015

	2014							2015						Change
	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	June	Mo.	Yr.
Market Indices
(at month end)
Dow Jones Industrial Average	16,827	16,563	17,098	17,043	17,391	17,828	17,823	17,165	18,133	17,776	17,841	18,011	17,620	(2%)	5%
Nasdaq Composite	4,408	4,370	4,580	4,493	4,631	4,792	4,736	4,635	4,964	4,901	4,941	5,070	4,987	(2%)	13%
Standard & Poor’s 500	1,960	1,931	2,003	1,972	2,018	2,068	2,059	1,995	2,105	2,068	2,086	2,107	2,063	(2%)	5%
Client Assets
(in billions of dollars)
Beginning Client Assets	2,354.2	2,401.9	2,382.7	2,448.3	2,403.7	2,440.6	2,478.8	2,463.6	2,445.0	2,531.1	2,524.4	2,549.3	2,568.8
Net New Assets (1, 2)	11.5	15.9	8.5	10.3	7.9	10.9	14.4	9.3	6.8	12.6	9.1	10.1	17.8	76%	55%
Net Market Gains (Losses)	36.2	(35.1)	57.1	(54.9)	29.0	27.3	(29.6)	(27.9)	79.3	(19.3)	15.8	9.4	(43.3)
Total Client Assets (at month end)	2,401.9	2,382.7	2,448.3	2,403.7	2,440.6	2,478.8	2,463.6	2,445.0	2,531.1	2,524.4	2,549.3	2,568.8	2,543.3	(1%)	6%

Receiving Ongoing Advisory Services
(at month end)
Investor Services	176.5	175.1	180.0	177.3	180.2	183.3	182.5	181.5	187.8	188.4	191.0	192.8	191.4	(1%)	8%
Advisor Services (3)	1,014.9	1,007.2	1,035.3	1,015.3	1,032.4	1,049.0	1,045.6	1,038.4	1,065.8	1,063.4	1,071.9	1,079.3	1,066.7	(1%)	5%
Client Accounts
(at month end, in thousands)
Active Brokerage Accounts	9,252	9,269	9,288	9,309	9,326	9,346	9,386	9,407	9,435	9,493	9,553	9,572	9,605	-	4%
Banking Accounts	950	956	964	970	974	979	985	978	983	986	992	1,000	1,004	-	6%
Corporate Retirement Plan Participants (2)	1,344	1,381	1,383	1,405	1,416	1,416	1,428	1,441	1,475	1,474	1,469	1,469	1,474	-	10%
Client Activity
New Brokerage Accounts (in thousands)	76	78	75	76	76	70	97	84	80	110	111	80	89	11%	17%
Inbound Calls (in thousands)	1,806	1,873	1,768	1,755	1,928	1,656	1,980	1,872	1,827	1,930	1,954	1,621	1,763	9%	(2%)
Web Logins (in thousands)	32,768	33,426	32,491	31,098	32,409	31,528	34,580	34,294	35,379	36,278	35,966	32,112	31,644	(1%)	(3%)
Client Cash as a Percentage of Client Assets (4)	11.9%	12.1%	11.9%	12.2%	12.1%	11.9%	12.3%	12.3%	11.9%	12.0%	11.5%	11.6%	11.7%	10 bp	(20) bp
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (5, 6)
(in millions of dollars)
Large Capitalization Stock	311	773	620	228	1,881	1,538	1,347	1,084	(1,154)	(586)	(1,496)	(1,410)	(804)
Small / Mid Capitalization Stock	220	(355)	(639)	(127)	(307)	91	(346)	488	(12)	290	423	(108)	78
International	2,137	817	524	166	(20)	794	177	1,630	3,463	4,650	3,613	2,718	2,255
Specialized	1,690	1,082	373	(24)	781	503	566	1,452	748	(47)	(5)	25	8
Hybrid	201	532	165	-	(531)	(363)	(687)	180	138	(284)	(210)	(238)	(133)
Taxable Bond	606	92	683	(3,475)	797	577	(1,914)	1,298	2,722	924	1,075	1,757	421
Tax-Free Bond	516	277	400	463	584	479	603	598	471	613	13	(101)	(132)
Net Buy (Sell) Activity
(in millions of dollars)
Mutual Funds (5)	3,313	1,804	612	(4,022)	358	254	(4,381)	3,174	3,086	1,765	420	813	(725)
Exchange-Traded Funds (6)	2,368	1,414	1,514	1,253	2,827	3,365	4,127	3,556	3,290	3,795	2,993	1,830	2,418
Money Market Funds	(1,664)	1,493	1,248	2,224	477	(1,643)	4,294	(2,080)	(2,158)	(1,362)	(6,970)	421	(358)
Average Interest-Earning Assets (7)
(in millions of dollars)	137,328	137,785	139,027	140,115	141,502	141,884	144,695	147,495	148,911	152,247	152,697	153,466	155,369	1%	13%

(1)

June 2015 includes an inflow of $8.1 billion from a mutual fund clearing services client. April 2015 includes inflows of $9.3 billion from certain mutual fund clearing services clients. February 2015 includes an outflow of $11.6 billion relating to the Company's planned resignation from an Advisor Services cash management relationship. September 2014 includes an inflow of $7.8 billion and outflow of $3.4 billion from certain mutual fund clearing services clients. July 2014 includes an inflow of $2.4 billion from a mutual fund clearing services client.

(2)

In February 2015, the Company increased its reported totals for overall client assets and retirement plan participants by $6.1 billion and 35,000, respectively, to reflect the final impact of the consolidation of its retirement plan recordkeeping platforms as previously announced in September 2013.

(3)	Excludes Retirement Business Services Trust.
(4)	Schwab One®, certain cash equivalents, bank deposits and money market fund balances as a percentage of total client assets.
(5)

Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.

(6)	Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.
(7)	Represents total interest-earning assets on the Company's balance sheet.

-  9  -